Exhibit 99.1

CONCURRENT SELLS REAL-TIME BUSINESS SEGMENT FOR $35 MILLION TO BATTERY VENTURES; FOCUSES ON VIDEO STORAGE & DELIVERY MARKET OPPORTUNITY

Pro Forma Working Capital Position Increases by Approximately $30 Million; Board Examining Strategies to Maximize Shareholder Return

Warren Sutherland Appointed Chief Financial Officer

Conference Call Today at 5:00 p.m. ET

ATLANTA, May 15, 2017 – Concurrent Computer Corporation (NASDAQ: CCUR) has sold its Real-Time business segment to technology-focused investment firm Battery Ventures for gross proceeds of $35 million cash, subject to customary post-closing adjustments and indemnification obligations. The Real-Time business segment will operate as an independent, privately-held company doing business as Concurrent Real-Time, Inc. Concurrent Computer Corporation will focus its continuing operations on accelerating the growth of its existing video storage and delivery business, which addresses what industry analysts have estimated is currently a $3.7 billion a year market opportunity expected to grow 10% annually.

Concurrent is already an established leader in the video content delivery market and in 2015 launched the Aquari™ open-architecture video storage solution to meet the needs of current and potential customers impacted by the explosion of video content. Industry analysts project that by 2020, video will account for 79% of all global Internet traffic.

“Our business plan for Concurrent is now dedicated to expanding our leadership position in storage, protection, transformation, and delivery of high-value video assets,” said Derek Elder, President and CEO of Concurrent. “We will accomplish this through a combination of focus, differentiated solutions, and the stability of a strong balance sheet in a rapidly evolving marketplace.

“We have a solid foundation of blue chip broadcast customers that include many of the world’s leading telecommunications and cable television operators,” Mr. Elder continued. “By expanding our product portfolio through the Aquari platform, we are addressing adjacent, significantly larger market segments. During the first 10 months of our current fiscal year, we have already added nine new video storage customers including two that are existing video content delivery customers.”

Terms of the Agreement

Under terms of the agreement, today Concurrent has closed on the sale of the Real-Time segment’s global operations with the exception of its European operations. The European operations portion of the transaction will close upon approval of the transaction by the French Ministry of the Economy, which is pending. Of the $35.0 million in gross proceeds, $2.8 million is being held by the buyer Battery Ventures until the approval is received. In addition, $2.0 million of the transaction proceeds has been placed into escrow for future release to Concurrent, subject to various terms and conditions, on May 15, 2018. Concurrent recorded expenses of $1.1 million related to the transaction for the third quarter ended March 31, 2017.

Exhibit 99.1

Concurrent is reporting results for the third quarter ended March 31, 2017 today. Total revenue for the third quarter was $15.0 million. Revenue from the Content Delivery business segment (which includes the Aquari storage solution) was $7.5 million, which compares to $8.2 million for the third quarter of fiscal 2016, and trailing 12-month revenue from this segment totaled $28.6 million. Trailing 12-month revenue from the Real-Time business segment was $32.5 million. The Real-Time business segment will be classified as discontinued operations beginning in the fourth quarter of fiscal 2017.

Management believes that as a result of the Real-Time business segment sale, the pro forma working capital position of the Company has increased by approximately $30 million and the Board of Directors has initiated a process to evaluate strategies to maximize shareholder returns.

In connection with the closing of the transaction, the special banking committee of the Company’s board of directors that was formed to direct the work of its investment banking advisors and review the Company’s strategic alternatives has been dissolved.

Sutherland Named CFO

As part of a planned transition, Warren Sutherland has been named Chief Financial Officer of Concurrent. Mr. Sutherland previously served as the Company’s Vice President of Sales Operations, Information Technology and Financial Planning & Analysis. He has more than 16 years of financial and operational leadership experience with public and private companies in the high-tech and fin-tech industries. He succeeds Emory Berry who is leaving the Company after the Real-Time segment sale to pursue other career opportunities.

Mr. Sutherland held various financial management positions at Concurrent from 2000-2015, including Corporate Controller, and then joined Cardlytics as Vice President of Financial Planning & Analysis for one year before returning to Concurrent in mid-2016. He began his accounting career as an auditor with Arthur Andersen. He is a CPA and holds a Bachelor of Business Administration in Finance and Masters of Accountancy, both from the University of Georgia.

“I want to sincerely thank Emory Berry, who has worked tirelessly to improve the Real-Time operations over the years, and has worked side-by-side with me to maximize the value of Real-Time for our shareholders. His commitment and expertise is deeply appreciated and I wish him the very, very best. In addition, I look forward to working with Warren as Concurrent embarks on a new path of exciting opportunities and sincerely appreciate Emory’s contributions during his tenure with the Company,” said Mr. Elder.

Exhibit 99.1

Conference Call Details

Concurrent will host a conference call today at 5:00 p.m. Eastern Daylight Time to discuss the transaction, the Company’s opportunity in the video media delivery and storage market and the third quarter financial results. The conference call and related webcast materials can be accessed at www.concurrent.com and going to the “Investors” page. Participants can also listen to the conference call by dialing 800-230-1085 (domestic) or 612-288-0337 (international) and providing access code 170515. An archived version of the webcast will be accessible on the website.

Needham & Company, LLC served as exclusive financial advisor to Concurrent Computer Corporation in the transaction.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global software and solutions company that develops advanced applications focused on storing, protecting, transforming, and delivering high value media assets. We serve industries and customers that demand uncompromising performance, reliability and flexibility to gain a competitive edge, drive meaningful growth and confidently deliver best-in-class solutions that enrich the lives of millions of people around the world every day. Offices are located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter:www.twitter.com/Concurrent_CCUR.

Safe Harbor

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Exhibit 99.1

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve; U.S. Government sequestration; European austerity measures; the impact of the U.K. exiting the European Union; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of the content delivery business to capture new business; our ability to obtain regulatory approval for the sale of the European operations of our Real-Time business within the timeframe anticipated or at all; our ability to reinvest the net proceeds from the sale of our Real-Time segment in a manner that we believe will generate an adequate return to our remaining business; fluctuations and timing of large content delivery orders; risks associated with our operations in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, tariffs and currency fluctuations; the impact of competition on the pricing of content delivery products; failure to effectively service the installed base; the entry of new, well-capitalized competitors into our markets; the success of new content delivery products, including acceptance of our new storage solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; global terrorism; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; the process of evaluation of strategic alternatives; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 30, 2016 with the Securities and Exchange Commission ("SEC"), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

For more information, contact:

EVC Group, Inc.

Doug Sherk

Phone: (415) 652-9100

Email: dsherk@evcgroup.com

Todd Kehrli

Phone: (310) 625-4462

Email: tkehrli@evcgroup.com